UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2009

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(Exact name of Registrant as specified in its charter)

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Commission File Number 1-6227

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21

Algona, IA 50511

(Address of Principal Executive Offices)

(515) 395-8888

Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2009, East Fork Biodiesel, LLC (“East Fork”), Renewable Energy Group, Inc. (“Renewable Energy Group”) and REG Construction Services, L.L.C. (“REG Construction”, along with Renewable Energy Group, collectively referred to as “REG”) entered into a Mediation Settlement Agreement (“Settlement Agreement”).

REG Construction designed, engineered and built East Fork’s biodiesel plant. A balance of $289,010 remained owing to REG Construction for final payments of construction costs and retainage. However, East Fork separately alleged that it was entitled to certain refunds from REG and from the State of Iowa for certain sales taxes which were a component of the construction costs of East Fork's plant.

In February 2009, East Fork’s sales tax refund claim was partially resolved by the Iowa Department of Revenue’s payment to East Fork of an additional $290,835. In total East Fork received sales tax refunds from the Iowa Department of Revenue of $851,214.

Under the Settlement Agreement, East Fork’s claim for an additional refund from REG was released in exchange for REG accepting a $30,000 payment from East Fork in total satisfaction of its $289,010 claim for remaining construction costs and retainage.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Mediation Settlement Agreement between East Fork Biodiesel, LLC, Renewable Energy Group, Inc. and REG Construction Services, L.L.C. dated March 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: March 9, 2009	By:
Chris Daniel
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Mediation Settlement Agreement between East Fork Biodiesel, LLC, Renewable Energy Group, Inc. and REG Construction Services, L.L.C. dated March 4, 2009

MEDIATION SETTLEMENT AGREEMENT

East Fork Biodiesel, L.L.C. (hereinafter "East Fork") v. Renewable Energy Group, Inc. and REG Construction Services, L.L.C.

(hereinafter collectively "REG")

          On this 4th day of March, 2009, this matter was submitted to mediation, an agreement was reached by the parties, the agreement is as follows:

1.	East Fork shall pay to REG the sum of $30,000 within five (5) business days of the execution of this agreement.

2.

In consideration of this settlement East Fork acknowledges that its claim for a sales tax refund from REG is satisfied. Further REG acknowledges that its claim for $264,169.91 of outstanding construction invoices owing for the construction of the East Fork Biodiesel plant is satisfied. Further REG acknowledges that its claim for $25,000 for commissioning of the waste water treatment facility at the East Fork Biodiesel plant is satisfied.

3.

REG shall provide a final lien waiver to East Fork related to the construction of the East Fork Biodiesel plant within five (5) business days after receipt of the payment referenced in paragraph 1 hereof.

4.

The parties understand and agree that all other rights and claims owing under the construction contract are reserved by the parties and further that REG is obligated to provide services necessary to complete the commissioning of the waste water facility at the East Fork Biodiesel plant without further consideration, provided that the waste water facility is in the same condition as it existed at the time of the signing of certificate of final completion. If there has been any damage to the waste water facility, East Fork will pay for those repairs.

5.	Cost of mediation shall be paid as follows: One-half by East Fork and one-half by REG.